UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report:                                          March 31, 2004
(Date of earliest event reported)                               (March 31, 2004)

                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)
                                     0-28318
                            (Commission File Number)


            Texas                                                 74-2611034
(State or other jurisdiction                                    (IRS Employer
      of incorporation)                                      Identification No.)

 206 Wild Basin Rd., Bldg. B, Suite 400,                            78746
              Austin, Texas                                       (Zip Code)
(Address of principal executive offices)



                                 (512) 334-7500
              (Registrant's telephone number, including area code)

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Item 9.  Regulation FD Disclosure.

The Board of Directors of Multimedia Games, Inc. (the "Registrant") has accepted the resignation of Mr. Martin A. Keane, effective immediately. Mr. Keane served on Multimedia Games' Compensation Committee and Nominating and Corporate Governance Committee. As a result of Mr. Keane's resignation, the size of the Registrant's board will be reduced to four directors, three of whom are considered "independent" according to the corporate governance rules of the Nasdaq Stock Market. The Registrant's board of directors is currently conducting a review and selection process to identify new independent board candidates, with a goal of naming at least two new board members.


Reflecting Mr. Keane's resignation, (and before appointing any new directors) the Registrant's board includes:

-- Thomas W. Sarnoff, 77, Chairman since February 2004; Director since 1997 - serves on the Board of Directors' Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. Sarnoff was employed by the National Broadcasting Company, Inc., or NBC, for over 25 years, holding positions that included Vice President, Production and Business Affairs, Executive Vice President of West Coast activities, and lastly, President of NBC Entertainment Corporation from 1969 to 1977. Since retiring from NBC in 1977, Mr. Sarnoff has been engaged in the production of television and film entertainment, primarily through Sarnoff Entertainment Corporation, which was formed in 1981. Mr. Sarnoff serves on many civic and charitable organizations, and is currently the Chairman and Chief Executive Officer and a member of the Board of Directors of the Academy of Television Arts & Sciences Foundation.

-- Clifton E. Lind, 57, President, CEO. Director since 2000. Mr. Lind has been Multimedia's Chief Executive Officer since February 2003. From June 1998 until February 2003, Mr. Lind was the Registrant's President and Chief Operating Officer. Prior to joining the Registrant's management, Mr. Lind was president and chief operating officer of a number of defense contracting and software companies headquartered in Austin, Texas.

-- Robert D. Repass, 43, Director since 2002 - serves as Chairman of the Board of Directors' Audit Committee and on the Board's Compensation and Corporate Governance Committees. Mr. Repass was a managing partner in the Austin office of PricewaterhouseCoopers from December 1997 to March 2000, and from March 2000 until December 2001, a partner with TL Ventures, a Philadelphia-based venture capital firm. From January 2002 until March 2002, Mr. Repass was a private consultant. Mr. Repass has also served as Vice President and Chief Financial Officer of Motion Computing, Inc. since April 2002. Since January 2003, Mr. Repass has also served on the Board of Directors and is the Chairman of the Audit Committee of Bindview Development Corporation (BVEW), a publicly traded company based in Houston, Texas. Mr. Repass has over twenty years of public accounting, SEC and financial reporting experience.

-- John W. Winkleman, 57, Director since 2000 - serves on the Board of Directors' Audit, Compensation, and Corporate Governance Committees. From 1999 to 2000, Mr. Winkelman was the Chief Executive Officer of Viejas Casino and Turf Club, a casino owned and operated by the Viejas Tribe located in San Diego County, California. From 1989 to 1999, Mr. Winkelman was the Economic Development Advisor to the Viejas Tribal Council. He has worked exclusively with Native American enterprises for the past 20 years, with a primary focus on tribal gaming and related economic development.


Certain Factors
This filing contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "plan," "hope," and words of a similar nature that convey future meaning. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. Such risks and uncertainties include, but are not limited to, the risk that the Registrant is unable to identify at least two qualified candidates for its board of directors. Other important risks and uncertainties that may affect the Registrant's business are detailed form time to time in the "Certain Risks" and the "Risk Factors" sections, and elsewhere in the Registrant's filings with the Securities and Exchange Commission. Multimedia Games undertakes no obligation to update information in this filing except as required by law.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MULTIMEDIA GAMES, INC.



Dated:  March 31, 2004                     By:        /s/  Craig S. Nouis
                                                    ----------------------------
                                                    Craig S. Nouis
                                                    Chief Financial Officer and
                                                    Principal Accounting Officer

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